UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   October 22, 2003

PIVOTAL CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

000-26867	98-0366456

(Commission file number)	(I.R.S. Employer Identification No.)

Suite 700 – 858 Beatty Street
Vancouver, British Columbia, V6B 1C1

(Address of Principal Executive Offices and Zip Code)

Telephone (604) 699-8000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Item 9.  Regulation FD Disclosure

Pivotal Announces Date of Extraordinary General Meeting

FOR IMMEDIATE RELEASE

Vancouver, B.C. — October 22, 2003 — Pivotal Corporation (Nasdaq: PVTL; TSX: PVT), a leading provider of customer relationship management (CRM) software for mid-sized enterprises, announced today November 18, 2003 as the date of an extraordinary general meeting to approve the previously announced transaction whereby Oak Investment Partners will indirectly acquire all of the outstanding shares of Pivotal. Materials will be mailed to holders of common shares as at the record date of October 17, 2003 and will also be available on the EDGAR and SEDAR web sites. In addition, the Company also announced that the final pricing of the transaction will be US$1.78 per share. The transaction is subject to the approval of Pivotal’s shareholders and the Supreme Court of British Columbia, as well as customary closing conditions. If approved by Pivotal securityholders and the Supreme Court of British Columbia, the parties anticipate that the transaction will close in November or December of 2003.

About Pivotal Corporation

Pivotal Corporation is the only CRM company that is 100 percent purpose-built to serve the demanding requirements of mid-sized enterprises – a powerful, highly flexible application platform, a complete set of CRM applications, and low-cost, results-producing implementation services. Pivotal delivers software and services that produce meaningful increases in revenues, margins and customer loyalty for companies and business units in the revenue range of $100 million to $3 billion. More than 1,600 companies around the world have licensed Pivotal including: CIBC, Centex Homes, Farm Credit Services of America, HarperCollins Publishers, Hitachi Telecom Inc., Palm, Inc., Pharmacia Corporation, Premera Blue Cross, Royal Bank of Canada, Sharp Electronics Corporation, Southern Company, Vivendi and WebEx Communications.

Pivotal’s complete CRM software suite includes a powerful application platform and capabilities in marketing, sales, service, contact centers, partner management and interactive selling. For more information, visit www.pivotal.com.

Forward Looking Statements

This release contains forward-looking statements concerning the proposed transaction that involve a number of known and unknown risks, uncertainties and other factors that may cause actual results of events to differ materially from those anticipated in our forward-looking statements. Factors that could cause actual results to differ materially include: the need to obtain approval of Pivotal securityholders and the Supreme Court of British Columbia and to satisfy closing conditions, and other factors as described in the Pivotal’s SEC filings. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual events may vary from our expectations, and we cannot guarantee future results or achievements or other future events. Moreover, neither we nor anyone else assumes responsibility for the accuracy or completeness of forward-looking statements. Forward looking statements are based on beliefs, opinions and estimates of management on the date the statements are made. We do not undertake any obligation to update forward looking statements if those beliefs, opinions, estimates or other factors should change.

Investor Contact:

Divesh Sisodraker
Pivotal Corporation
Tel: 604/699-8000
Email: dsisodraker@pivotal.com

Gord Neal
Pivotal Corporation
Tel: 604/699-8262
Email: gneal@pivotal.com

Press Contact:

Leslie Castellani
Pivotal Corporation
Tel: 604/699-8151
Email: lcastellani@pivotal.com

© 2003 Pivotal Corporation. All rights reserved. Pivotal is a registered trademark of Pivotal Corporation. All other trade names mentioned are trademarks and/or registered trademarks of their respective owners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

PIVOTAL CORPORATION

Date: October 22, 2003
/s/ Trevor Wiebe
Trevor Wiebe In-House Counsel and Corporate Secretary